Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                           November 4, 2005
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended October 1, 2005 and October 2, 2004, in thousands of dollars except per share amounts.



                                     Three Months Ended    Nine Months Ended
                                   October 1, October 2,  October 1, October 2,
                                      2005       2004        2005       2004

Net sales                          $  636,779 $  667,462  $2,087,068 $1,995,444

Net earnings                       $   52,590 $   46,548  $  183,851 $  108,181


Earnings per common share

   Basic                           $    41.90 $    37.09  $   146.49 $    86.20

   Diluted                         $    41.69 $    37.09  $   146.24 $    86.20


Weighted average shares outstanding

   Basic                            1,255,123  1,255,054   1,255,077  1,255,054

   Diluted                          1,261,367  1,255,054   1,257,151  1,255,054


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/Financials.aspx.

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